UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2008

DEERFIELD RESOURCES, LTD.
(Exact name of registrant as specified in its charter)

Nevada	333-139660	98-0506246
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

513 Mariners Way
Collingwood, Ontario Canada L9Y 5C7
(Address of principal executive offices)

Registrant's Telephone Number, including area code: (416) 579-3034

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Item 3.02 Unregistered Sales of Equity Securities.

On or about December 26, 2008, we will issue 31,674,000 fully paid and non-assessable shares of our common stock to United Fertilisers (UK) Limited (“UFL”), our majority stockholder, for services rendered to us.  This issuance of shares to UFL will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act as a transaction not involving a public offering.  The certificate evidencing the shares will bear a legend restricting its transfer.  UFL owns an additional 600,000 shares of our common stock, post split.

Item 5.03. Amendment to Articles of Incorporation

On December 1, 2008, the stockholders and the Board of Directors of Deerfield Resources, Ltd. (the “Corporation”) approved resolutions to amend the Articles of Incorporation of the Corporation (the “Amendment”) which Amendment was filed with the Secretary of State of the State of Nevada on December 11, 2008, to effect an increase in the number of authorized capital shares of the Corporation to 310,000,000 shares, of which 300,000,000 shares are designated as common stock, par value $0.001 per share, and 10,000,000 shares are designated as preferred stock, par value $0.001 per share. The shares of Preferred Stock may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation or any committee thereof established by resolution of the Board of Directors pursuant to the Bylaws prior to the issuance of any shares thereof; each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof, all in accordance with the laws of the State of Nevada.

The Amendment was approved by the holders of 64.79% of the issued and outstanding shares of the Corporation’s voting capital stock.

Item 8.01. Other Events

On December 1, 2008, the Corporation’s Board of Directors approved a one-for-five (1:5) reverse split of the Corporation’s common stock, par value $0.001 per share. The reverse split will be legally effective as of the close of business on Wednesday, December 24, 2008 and following FINRA approval, the market effective date for the reverse stock split is anticipated to be December 26, 2008 or such other date as approved by FINRA. As a result of the reverse stock split, every five shares of the Corporation’s old common stock will be converted into one share of the Corporation’s new common stock.

Once FINRA has approved the corporate actions effectuating the reverse stock split, FINRA will issue a new symbol under which the Corporation’s common stock will be traded. A new CUSIP number has been issued for the Corporation’s new common stock (“244535 209”) to distinguish stock certificates issued after the effective date of the reverse stock split. The Corporation’s old CUSIP number was 244535 100.

All stockholders holding physical stock certificates are required to surrender their old stock certificates in exchange for new stock certificates. The Corporation’s stockholders should not send their stock certificates to the Corporation. Stockholders will be notified by the Corporation’s Transfer Agent, Island Stock Transfer, Inc. regarding the process for exchanging existing stock certificates representing pre-split shares. There were no Options issued to purchase the Corporation’s common stock.

 (c)            Exhibits:

Exhibit No.	Exhibit Description

3.1	Amendment to Articles of Incorporation of the Registrant dated December 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deerfield Resources, Ltd.

Date: December 12, 2008	By:	/s/ James Morgon
James Morgon, President